Exhibit 107.1
CALCULATION OF FILING FEE TABLE
Form S-8
(Form Type)
Mistras Group, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity(1)	Common Stock, par value $.01 per share, reserved for issuance	Rule 457(h)	2,200,000	$17.70	$38,940,000	0.00013810	$5,377.61

Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$5,377.61
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due							$5,377.61
(1)This Registration Statement registers 2,200,000 additional shares of common stock, par value $.01 per share (“Common Stock”), of Mistras Group, Inc. (the “Company”) reserved and available for issuance under the Mistras Group, Inc. 2016 Long-Term Incentive Plan, as amended and restated as of March 27, 2024 and as further amended (the “Plan”), which includes 500,000 shares to allow for the recycling of shares back into the Plan in connection with share withholding or expirations, cancellations, forfeitures, or similar events with respect to Plan awards. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of any stock splits, stock dividends or other similar transactions.
Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act, solely for the purpose of calculating the amount of the registration fee. The price shown is based upon the average of the high and low prices of the Company’s Common Stock, as reported on the New York Stock Exchange on June 3, 2026 (rounded to the nearest cent).

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Entity Central Index Key	0001436126
Fee Exhibit Type	EX-FILING FEES
Offset Table	N/A

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